                                                                  Exhibit (d)(4)

 Form of New Stock Option Agreement pursuant to the Portal Software, Inc. 2000
                        Supplemental Stock Option Plan

                                                                  Exhibit (d)(4)
                             PORTAL SOFTWARE, INC.
                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------


          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Portal Software, Inc. (the
"Corporation"):

          Optionee:_______________________________________________________
          --------

          Grant Date:_____________________________________________________
          ----------

          Vesting Commencement Date:______________________________________
          -------------------------

          Exercise Price: $_____________________________________ per share
          --------------

          Number of Option Shares:_________________________________ shares
          -----------------------

          Expiration Date:________________________________________________
          ---------------

          Type of Option:  _______ Incentive Stock Option
          --------------

                               X     Non-Statutory Stock Option
                           ---------


          Exercise Schedule:  The Option shall become immediately exercisable
          -----------------
          for _______________ Option Shares and shall become exercisable for the balance of the Option Shares in successive equal monthly installments of ___________ shares upon Optionee's completion of each additional month of Service commencing with (and measured from) the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Portal Software, Inc. 2000 Supplemental Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges that a
                             ---------
copy of the official prospectus for the Plan has been made available to, or otherwise delivered to, Optionee. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

          Employment at Will.  Nothing in this Notice or in the attached Stock
          ------------------
Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

DATED:______________________________, 2001


                                        PORTAL SOFTWARE, INC.

                                        By:___________________________________

                                        Title:________________________________



                                        ______________________________________
                                                          OPTIONEE

                                        Address:______________________________

                                        ______________________________________




ATTACHMENTS
-----------
Exhibit A - Stock Option Agreement

                                   EXHIBIT A
                                   ---------

                                                  SUPPLEMENTAL STOCK OPTION PLAN

                             PORTAL SOFTWARE, INC.

                            STOCK OPTION AGREEMENT
                            ----------------------

                                  WITNESSETH:
                                  ----------

RECITALS
--------

          A. The Corporation's Board of Directors (the "Board") has adopted the Corporation's 2000 Supplemental Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of employees who are neither officers of the Corporation nor members of the Board.

          B. Optionee is an individual who is to render valuable services to the Corporation or one or more parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to Optionee.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.   Grant of Option. Subject to and upon the terms and conditions set
               ---------------
forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Date of Grant") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the exercise price per share (the "Exercise Price") specified in the Grant Notice. This option shall be a non-statutory option which is not intended to meet the requirements of an incentive stock option under Section 422 of the Internal Revenue Code.

          2.   Option Term. This option shall expire at the close of business on
               -----------
the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or 6.

          3.   Limited Transferability. This option shall be neither assignable
               -----------------------
nor transferable by Optionee other than by will or the laws of inheritance following Optionee's death and may be exercised during Optionee's lifetime only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding such option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee's death.

          4.   Dates of Exercise. This option shall become exercisable for the
               -----------------
Option Shares in accordance with the installment exercise schedule specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 6 of this Agreement.

          5.   Cessation of Service. The option term specified in Paragraph 2
               --------------------
shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

                    (i) Should Optionee cease Service for any reason (other than death, Permanent Disability or Misconduct) while holding this option, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                    (ii) Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or the laws of inheritance shall have the right to exercise this option. However, if Optionee has designated one or more beneficiaries of this option, then those persons shall have the exclusive right to exercise this option following Optionee's death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of
                                                                    -------
     (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

                    (iii) Should Optionee cease Service by reason of Permanent Disability while holding this option, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

                    (iv) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time of Optioneee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable.

                    (v) Should Optionee's Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

                    (vi) For purposes of this Agreement, the following definitional provisions shall be in effect:

                         A. Optionee shall be deemed to remain in Service for so long as such individual performs services for the Corporation (or any parent or subsidiary) in the capacity of an Employee or a consultant or independent advisor.

                         B. Optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation (or any parent or subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                         C. Optionee shall be deemed to have ceased Service by reason of Permanent Disability if Optionee is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

                         D. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any parent or subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any parent or subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any parent or subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the corporation (or any parent or subsidiary).

                         E. A corporation shall be considered to be a subsidiary of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                         F. A corporation shall be considered to be a parent of the Corporation if it is a member of an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               6.   Corporate Transaction.
                    ---------------------

                    A. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

                         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                         (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation,

               this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, to be assumed by the successor corporation or parent thereof or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction on the Option Shares for which the option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out of that spread in accordance with the same vesting schedule in effect for the Option Shares pursuant to the option exercise schedule set forth in the Grant Notice.

                    B. This option shall terminate immediately following the consummation of the Corporate Transaction and cease to be outstanding, except to the extent expressly assumed by the successor corporation or parent thereof.

                    C. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7.   Adjustment in Option Shares.
               ---------------------------

               A. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Corporation's receipt of consideration, the Plan Administrator shall make appropriate adjustments to
(i) the number and/or class of securities subject to this option and (ii) the Exercise Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. Such adjustments shall be final, binding and conclusive.

               B. If this option is to be assumed in connection with any Corporate Transaction under Paragraph 6, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate
                                                      --------
Exercise Price payable hereunder shall remain the same.

          8.   Privilege of Stock Ownership. The holder of this option shall not
               ----------------------------
have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option, paid the Exercise Price for the purchased shares and become the holder of record of those shares.

          9.   Manner of Exercising Option.
               ---------------------------

               A. In order to exercise this option with respect to any or all of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                    (i) Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares to be purchased under the exercised option.

                    (ii) Pay the aggregate Exercise Price for the purchased shares through one or more of the following alternatives:

                    - full payment in cash or by check payable to the Corporation;

                    - full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                    - full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

                    - full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide irrevocable instructions to (I) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, State and local income taxes and employment taxes required to be withheld in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                    (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               B. For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased shares must accompany such Exercise Notice. For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no such reported price on the
             -----------------------
date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               C. As soon as practical after receipt of the Exercise Notice, the Corporation shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a certificate or certificates representing the purchased shares.

               D. In no event may this option be exercised for any fractional shares.

          10.  Governing Law. The interpretation, performance, and enforcement
               -------------
of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

          11.  Compliance with Laws and Regulations. The exercise of this option
                -----------------------------------
and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

          12.  Successors and Assigns. Except to the extent otherwise provided
               ----------------------
in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

          13.  Liability of Corporation. The inability of the Corporation to
               ------------------------
obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtaiwned. The Corporation however, shall use its best efforts to obtain all such approvals.

          14.  At Will Employment. Nothing in this Agreement or in the Plan
               ------------------
shall confer upon Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such parent or subsidiary) or Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

          15.  Notices. Any notice required to be given or delivered to the
               -------
Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporation's principal offices at 2730 Junction Avenue, San Jose, California 95134. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

          16.  Construction. This Agreement and the option evidenced hereby are
               ------------
made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          17.  Tax Withholding. Optionee shall make appropriate arrangements
               ---------------
with the Corporation or any parent or subsidiary employing Optionee for the satisfaction of all Federal, State and local income and employment withholding taxes applicable to the exercise of this option.

          18.  Mandatory Arbitration. ANY AND ALL DISPUTES OR CONTROVERSIES
               ---------------------
BETWEEN OPTIONEE AND THE CORPORATION ARISING OUT OF,

RELATING TO OR OTHERWISE CONNECTED WITH THIS AGREEMENT OR THE OPTION EVIDENCED HEREBY OR THE VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION TO BE HELD IN THE COUNTY IN WHICH THE OPTIONEE IS (OR HAS MOST RECENTLY BEEN) EMPLOYED BY THE CORPORATION (OR ANY PARENT OR SUBSIDIARY) AT THE TIME OF SUCH ARBITRATION. THE ARBITRATION PROCEEDINGS SHALL BE GOVERNED BY (i) THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION AND (ii) THE FEDERAL ARBITRATION ACT. THE ARBITRATOR SHALL HAVE THE SAME, BUT NO GREATER, REMEDIAL AUTHORITY AS WOULD A COURT HEARING THE SAME DISPUTE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION AND SHALL BE IN LIEU OF THE RIGHTS THOSE PARTIES MAY OTHERWISE HAVE TO A JURY TRIAL; PROVIDED, HOWEVER, THAT SUCH DECISION SHALL BE SUBJECT TO CORRECTION, CONFIRMATION OR VACATION IN ACCORDANCE WITH THE PROVISIONS AND STANDARDS OF APPLICABLE LAW GOVERNING THE JUDICIAL REVIEW OF ARBITRATION AWARDS. THE PREVAILING PARTY IN SUCH ARBITRATION, AS DETERMINED BY THE ARBITRATOR, AND IN ANY ENFORCEMENT OR OTHER COURT PROCEEDINGS, SHALL BE ENTITLED, TO THE EXTENT PERMITTED BY LAW, TO REIMBURSEMENT FROM THE OTHER PARTY FOR ALL OF THE PREVAILING PARTY'S COSTS (INCLUDING BUT NOT LIMITED TO THE ARBITRATOR'S COMPENSATION), EXPENSES AND ATTORNEY'S FEES. JUDGMENT SHALL BE ENTERED ON THE ARBITRATOR'S DECISION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER OF SUCH DISPUTE OR CONTROVERSY. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY IN AN APPROPRIATE MATTER APPLY TO A COURT PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, OR ANY COMPARABLE STATUTORY PROVISION OR COMMON LAW PRINCIPLE, FOR PROVISIONAL RELIEF, INCLUDING A TEMPORARY RESTRAINING ORDER OR A PRELIMINARY INJUNCTION. TO THE EXTENT PERMITTED BY LAW, THE PROCEEDINGS AND RESULTS, INCLUDING THE ARBITRATOR'S DECISION, SHALL BE KEPT CONFIDENTIAL.

          19.  Data Protection and Privacy Consent. Information regarding this
               ------------------------------------
option and the Optionee, such as name, address, number of shares, exercise price, number of shares vested and exercised, employment status (including leaves of absence), employee or social security identification numbers, and the gross and net proceeds of any sale of option shares, (collectively, "Stock Administration Data") may be considered personal or sensitive data that is subject to laws or regulations relating to the protection or privacy of such data. The collection, communication and use of this data by the Corporation and its subsidiaries, agents and brokers is essential to the proper administration of the Plan and the exercise of rights under this Option. Optionee's Stock Administration Data is subject to collection and storage by the Corporation and its subsidiaries in both in computerized data bases and in paper files and will be communicated to employee of the Corporation and to one or more of the Corporation's subsidiaries in connection with the performance of stock administration, taxation and accounting and human resources management activities. In addition, it may be communicated to third parties with who the Corporation has contracted to perform stock administration services for the Corporation and to one or more brokers that the Corporation has designated to provide stock brokerage services to employees of the Corporation (and its subsidiaries). Such data may therefore be transferred outside the Optionee's country of residence to other countries. By accepting this Option, either by signing the Grant Notice or by exercising any part of this Option, Optionee hereby expressly agrees and consents to (i) the collection, use and storage by the Corporation and its subsidiaries of the Stock Administration Data, (ii) the communication of Stock Administration Data to employees of the Corporation and its subsidiaries for purposes relating to stock administration, taxation and accounting, and human resources management, and (iii) the communication of Stock Administration Data to third parties and brokers performing stock administration services for the Corporation or stock brokerage services, all without any notice to Optionee and in any country.

                                   EXHIBIT I
                                   ---------

                      NOTICE OF EXERCISE OF STOCK OPTION
                      ----------------------------------


          I hereby notify Portal Software, Inc. (the "Corporation") that I elect to purchase ______________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $_____________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 2000 Supplemental Stock Option Plan on
______________________, 20___.

          Concurrently with the delivery of this Exercise Notice to the Corporate Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Exercise Price for the Purchased Shares.


____________________, 20___
Date

                                               ___________________________
                                               Optionee

                                               Address:___________________

                                               ___________________________

Print name in exact manner it is to
appear on the stock certificate:               ___________________________

Address to which certificate is to
be sent, if different from address
above:                                         ___________________________

                                               ___________________________


Social Security Number:                        ___________________________

Employee Number:                               ___________________________